Exhibit 99.1
NEWS RELEASE

Public Relations:	Donna St. Germain	Investor Relations:	Gregg Lampf
	(443) 327-1454		(443) 327-1532
	dstgermain@safenet-inc.com		glampf@safenet-inc.com
	www.safenet-inc.com		www.safenet-inc.com
October 25, 2006 Set for SafeNet’s Third Quarter 2006 Earnings Release;
Company Provides Update on Periodic Filing
BALTIMORE, Maryland — October 10, 2006 — SafeNet, Inc. (NASDAQ: SFNT), announced today that it has scheduled its third quarter 2006 earnings release and conference call for October 25, 2006. The conference call is scheduled for 5:00 pm ET at which time its management will discuss third quarter financial results and provide fourth quarter 2006 financial guidance.
To join SafeNet in the conference call, dial 1-866-356-4441 and use passcode 78872838 within the United States. If you are calling from outside the U.S., please dial 1-617-597-5396 and use the same passcode.
The conference call will also be available via live webcast on SafeNet’s Investor Relations Web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.
Status of Periodic Reporting
SafeNet previously announced that it had delayed filing its Form 10-Q for the quarter ended June 30, 2006, and that it had in place a plan that, if achieved, would allow for this Form 10-Q to be filed by early October. SafeNet has now determined that this Form 10-Q will be delayed further, and that it now expects that it will be able to file this Form 10-Q during the fourth quarter of 2006. In connection with this delay, SafeNet expects that it will receive a purported notice of acceleration from Citibank, N.A., Trustee, under the Indenture relating to the issuance of its $250 million 2 1/2% Convertible Subordinated Notes Due 2010 (“Notes”). SafeNet previously received a purported notice of default from the Trustee as a result of the failure to file the Form 10-Q, and the expected notice of acceleration will likely relate to the failure to cure the purported default within 60 days from the receipt of the notice of default. If SafeNet elects to pay the notes in accordance with the expected notice, the total payment would be approximately $253 million, leaving SafeNet with an estimated net cash of approximately $70 million and no debt after payment of the Notes, based on cash available as of October 6, 2006. In addition, if the

Notes are repaid, the Company will incur non-cash charges of approximately $5 million relating to the write-off of deferred debt issuance costs of the Notes. While the Company is continuing to review its results for the period ended June 30, 2006 as well as the impacts of the Company’s option granting practices as previously disclosed, management currently estimates that cash flow from operations was approximately $25 million for the six months ended June 30, 2006.
About SafeNet, Inc.
SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. UBS, Nokia, Fujitsu, Hitachi, ARM, Bank of America, NetGear, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Important factors that could cause actual results to differ materially are included but are not limited to those listed in SafeNet’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update information concerning its expectations.